Exhibit 4.32

Execution Version

Höegh LNG Holdings Ltd.

c/o Höegh LNG AS

Drammensveien 134

N-0277 Oslo, Norway

August 12, 2015

Höegh LNG Partners LP
Wessex House, 5th Floor

45 Reid Street
Hamilton, HM 12
Bermuda

Reference is made to Section 7.1 of the Omnibus Agreement, dated as of August 12, 2014 (the “Agreement”), by and among Höegh LNG Holdings Ltd., a Bermuda exempted company (“Höegh LNG”), Höegh LNG Partners LP, a Marshall Islands limited partnership (the “Partnership”), Hoegh LNG GP LLC, a Marshall Islands limited liability company, and Höegh LNG Partners Operating LLC, a Marshall Islands limited liability company. Capitalized terms used in this letter agreement and not otherwise defined herein will have the meanings ascribed to them in the Agreement.

The undersigned parties hereby agree that:

1.	Hoegh LNG hereby confirms, acknowledges and agrees that the indemnification provisions set forth in Section 7.1 of the Agreement include indemnification of the Partnership Group by Höegh LNG for all non-budgeted, non-creditable Indonesia value added taxes and non-budgeted Indonesia withholding taxes, including any related impact on cash flow from PT Hoegh LNG Lampung and interest and penalties associated with any non-timely Indonesian tax filings related to the ownership or operation of the PGN FSRU Lampung and related tower yoke mooring system whether incurred (i) prior to the Closing Date, (ii) after the Closing Date to the extent such taxes, interest, penalties or related impact on cash flows relate to periods of ownership or operation of the PGN FSRU Lampung and the tower yoke mooring system and are not subject to prior indemnification payments or deemed reimbursable by PGN under its audit of the taxes related to the PGN FSRU LOM for periods up to and including June 30, 2015, or (iii) after June 30, 2015, to the extent withholding taxes exceed the minimum amount of withholding tax due under Indonesian tax regulations due to lack of documentation or untimely withholding tax filings.

2.	This letter agreement is incorporated by reference into the Agreement, and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

Please confirm your acceptance and agreement of this letter agreement by signing in the space provided below. Upon your execution of this letter agreement (or counterpart copies hereof), this letter agreement shall become binding on the parties hereto.

[Signature pages follow]

1

Very truly yours,

HÖEGH LNG HOLDINGS LTD.

By:	/s/ Camilla Nyhus-Møller
	Name:	Camilla Nyhus-Møller
	Title:	Authorized Signatory

Signature Page to Letter Agreement

Confirmed and agreed:

Höegh LNG PARTNERS LP

By:	/s/ Richard Tyrrell
	Name:	Richard Tyrrell
	Title:	CEO/CFO

HÖEGH LNG gp LLC

By:	/s/ Sveinung J.S. Støhle
	Name:	Sveinung J.S. Støhle
	Title:	Director

HÖEGH LNG PARTNERS OPERATING LLC

By:	/s/ Richard Tyrrell
	Name:	Richard Tyrrell
	Title:	CEO/CFO

Signature Page to Letter Agreement